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                                                                    Exhibit 10.5

                                    SCHEDULE

                            HEDMAN RESOURCES LIMITED

                               STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN

     The purpose of this stock option plan (the "Plan") is to provide employees, officers and directors of and "service providers" (such term has here and hereinafter the meaning ascribed to it under The Alberta Stock Exchange rules and regulations) to Headman Resources Limited (the "Company") with the opportunity, through share options, to acquire a proprietary interest in the Company.

2.   SHARES SUBJECT TO THE PLAN

     (a) Subject to subsection 2(b) and (c) below, options may be granted on authorized but unissued common shares (the "Shares") of the Company. Options may be granted at any time and from time to time under the Plan on a maximum of 1,200,000 Shares. Shares in respect of which options have been granted but which are not exercised prior to expiry shall be available for subsequent option;

     (b) The number of Shares reserved for issuance to any one insider, within a one-year period, pursuant to options must not exceed 5% of the outstanding issue; and

     (c) The number of shares reserved for issuance to insiders, within a one-year period, pursuant to options must not exceed 10% of the outstanding issue.

3.   ADMINISTRATION

     The Plan shall be administered by the board of directors of the Company (the "Board"). The acts of a majority at any meeting and acts approved by instrument or instruments in writing signed by all of the members of the Board shall be the acts of the Board. All questions of interpretation and application of the Plan and of any options issued under it shall be determined by the Board, which interpretations and applications shall be conclusive. No member or former member of the Board shall be liable, in the absence of bad faith or misconduct, for any act or omission with respect to his or her service on the Board.

4.   PARTICIPANTS

     The Board shall determine and designate from time to time those employees, officers and directors of the Company and those service providers (collectively, hereinafter sometimes referred to as "participants") to whom options to purchase Shares are to be granted and the number of Shares to be optioned from time to time to any individual.

5.   OPTION PRICE

     The option price of Shares which are the subject of any option shall be fixed by the Board but such price shall not be less than the maximum discount permitted under the rules, regulations and policies of The Alberta Stock Exchange.

6.   OPTION PERIOD AND VESTING

     The period for exercising an option shall not extend beyond a period of 5 years following the date of grant of the option. Within such limitation, the period or periods within which an option or portion thereof may be exercised by a participant shall be determined in each case by the Board. Except as expressly determined by the Board, participants may take up and pay for not more than one-twelfth (1/12) of the Shares covered by the option in any calendar quarter

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     commencing with the first quarter following the date of the grant, provided however, that if the number of Shares taken up under an option in any previous calender quarter since the date of grant of option was less than one-twelfth (1/12) of the Shares purchaseable then such Shares may also be purchased at any time and from time to time during the term of the option.

7.   Exercise of Option

     Subject to the provisions of the Plan, an option may be exercised from time to time by delivery to the Company at its head office of a subscription in writing signed by the participant or his or her legal personal representative and addressed to the Company at its head office, stating the intention of the participant or his or her legal personal representative to exercise the said option and specifying the number of Shares in respect of which the option is then being exercised, accompanied by payment in full (by certified cheque or bank draft) of the option price of the Shares in respect of which the said option is then being exercised. Such subscription shall be substantially in the form annexed hereto as Exhibit "A". The Company shall deliver certificates for such Shares as soon thereafter as practicable.

8.   Option Agreement

     Options granted shall be evidenced by an agreement substantially in the form annexed hereto as Exhibit "B" to be executed by the Company and the participant.

9.   Options Non-Assignable, Death of Participant

     Subject to the terms of this section 9, options granted under the Plan may not be assigned. Notwithstanding the foregoing, in the event of the death of a participant on or prior to the date on which his or her option expires and provided the participant was at the time of death still legally entitled to exercise the option in accordance with the terms of the option so granted, the option granted to such participant may be exercised, as to such of the optioned shares in respect of which such option has not previously been exercised, by the legal personal representative of such participant at any time up to and including, but not after, 5:00 o'clock in the afternoon (Toronto time) on the date which is six (6) months following the date of death of the participant or up to 5:00 o'clock in the afternoon (Toronto time) on the date on which the option granted to such participant expires, whichever is the earlier.

10.  Cessation of Employment

     In the event of discharge for cause of the participant as an employee of the Company prior to the date on which the option granted to such participant expires, the option so granted shall, forthwith upon the participant so ceasing to be an employee of the Company, cease and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which such option has not previously been exercised. In the event of the retirement of a participant as an employee of the Company at normal retirement date (being the time at which a participant attains the age of 65 years or as otherwise defined by the Board from time to time) or, with the consent of the Board, in the event of the early retirement of a participant as an employee of the Company prior to the date on which the option granted to such participant expires, or in the event of the discharge of the participant without cause, resignation of the participant or incapacity of the participant where in the opinion of the Board he or she cannot fulfill his or her normal duties, the option granted to such participant may be exercised, as to such of the optioned shares in respect of which such option has not previously been exercised, by the participant or his or her personal legal representative at any time up to and including, but not after, 5:00 o'clock in the afternoon (Toronto time) on a date three (3) months following the date on which the participant ceased to be an employee of the Company or up to 5:00 o'clock in the afternoon (Toronto time) on the date on which the option granted to such participant expires, whichever is the earlier.

11.  Rights to Dividends

     The participant shall have no right whatsoever as a shareholder in respect of any of the Shares subject to the option granted to him or her (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of the Shares in respect of which the participant shall have exercised his or her option to purchase and which the participant shall have actually taken up and paid for.

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12.  ADJUSTMENTS

     If there is any change in the character or amount of the Shares as a result of a recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares of the Company, or otherwise, prior to the exercise of an option previously granted, the option to the extent that it has not been exercised shall entitle the holder to purchase that number and kind of shares or securities, or both, which he or she would have been entitled to receive had he or she actually owned the Shares subject to the option at the time of such change. If any other event shall occur prior to the exercise of an option previously granted and which the Board shall determine equitably requires an adjustment to the number or kind of shares which any holder of an option should be permitted to acquire, such adjustment as the Board shall determine may be made. Similar adjustments shall be made to the total number of Shares which may be optioned. In the event that any person makes an offer to acquire all or substantially all the issued and outstanding Shares, all outstanding and unexercised options may be exercised forthwith.

13.  NON-ASSIGNABILITY

     Options granted to participants hereunder are not transferable nor assignable and, except in accordance with the laws of devolution as provided in paragraphs 7, 9 and 10 hereof, are exercisable only by the participant.

14.  DECISIONS OF THE BOARD

     All decisions and interpretations of the Board respecting the Plan or options granted thereunder shall be binding and conclusive on the Company and on all holders of options granted thereunder and their respective legal personal representatives and on all participants eligible under the provisions of the Plan to participate therein.

15.  DISCONTINUANCE OF OR AMENDMENT TO THE PLAN

     The Board may, at its discretion, amend, modify or discontinue the Plan or any option granted thereunder at any time without notice (except in the case of an amendment to the Plan or to an existing option granted thereunder in which case the prior written consent of the stock exchanges upon which the Shares are then listed must be obtained) provided, however, that no such amendment or modification may, without the consent of a participant, impair his or her rights under the Plan with respect to any Shares upon which he or she has been granted an option.

16.  SHAREHOLDER APPROVAL

     The Plan shall be presented to the Company's shareholders on July 17, 1997 for approval by such shareholders. Options may be granted prior to such approval, but such options shall be contingent upon such approval being obtained and may not be exercised prior to such approval.



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                                  EXHIBIT "A"

                            HEDMAN RESOURCES LIMITED

                    STOCK OPTION PLAN SUBSCRIPTION AGREEMENT

To:

Date:                 , 19
          ------------    --
Re:       HEDMAN RESOURCES LIMITED STOCK OPTION PLAN

I refer to the option granted to me on the     day of           , 19  , pursuant
to the Hedman Resources Limited Stock Option Plan wherein I was granted an option to subscribe for and purchase fully paid and non-assessable common shares without par value of the capital of Hedman Resources Limited (the "Company").

In the exercise of my rights under the said option, I hereby subscribe for fully paid and non-assessable common shares without par value in the
capital of the Company at $        per share in lawful money of Canada, payment
for which in the aggregate amount of $        accompanies this subscription.

Will you please cause such shares to be certified and registered as follows:



(Insert full name and address of purchaser including postal code)

and forward the relevant certificate or certificates to the registered holder at the address shown above.

                                        Yours very truly,


                                        (Signature)

                                        -----------------------------------
                                        (Name of Optionee - Please Print)


                                        -----------------------------------
                                        (Capacity - complete only if other
                                        than employee (i.e. personal legal
                                        representative or trustee))